Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Gazit-Globe Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	Gazit-Globe Ltd. 1 Hashalom Road Tel-Aviv 67892	None
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

Israel Tel: + 972-3-694-8000
(Address and telephone number of Registrant’s principal executive offices)

Gazit Group Financial LLC

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Delaware	Gazit Group Financial LLC 1696 NE Miami Gardens Drive l North Miami Beach	80-0913361
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

Florida, USA 33179 Tel: (305) 947 8800
(Address and telephone number of Registrant’s principal executive offices)

Gazit Group USA, Inc.

1696 NE Miami Gardens Drive

North Miami Beach, FL 33179

Tel: (305) 947-8800

(Name, address and telephone number of agent for service)

Copies to:

Phyllis G. Korff, Esq.	Maya Liquornik, Adv.
Skadden, Arps, Slate, Meagher & Flom LLP	Jonathan M. Nathan, Adv.
Four Times Square	Meitar Liquornik Geva Leshem Tal, Law Offices
New York, New York 10036	16 Abba Hillel Rd.
Tel: (212) 735-3000	Ramat Gan, Israel 52506
Fax: (212) 735-2000	Tel: +972 3 610 3100
Fax: +972 3 610 3111

Senior Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

	(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 22nd day of April, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 6

April 22, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$22,460
Interest-bearing balances		105,937
Securities:
Held-to-maturity securities		0
Available-for-sale securities		203,661
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		46
Securities purchased under agreements to resell		30,783
Loans and lease financing receivables:
Loans and leases held for sale		29,991
Loans and leases, net of unearned income	745,960
LESS: Allowance for loan and lease losses	14,234
Loans and leases, net of unearned income and allowance		731,726
Trading Assets		34,637
Premises and fixed assets (including capitalized leases)		7,746
Other real estate owned		3,891
Investments in unconsolidated subsidiaries and associated companies		595
Direct and indirect investments in real estate ventures		11
Intangible assets
Goodwill		21,545
Other intangible assets		19,870
Other assets		53,226

Total assets		$1,266,125

LIABILITIES
Deposits:
In domestic offices		$918,331
Noninterest-bearing	253,411
Interest-bearing	664,920
In foreign offices, Edge and Agreement subsidiaries, and IBFs		76,108
Noninterest-bearing	1,821
Interest-bearing	74,287
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		17,247
Securities sold under agreements to repurchase		12,230

Dollar Amounts In Millions
Trading liabilities	18,815
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	39,654
Subordinated notes and debentures	16,747
Other liabilities	32,260

Total liabilities	$1,131,392

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	101,833
Retained earnings	24,167
Accumulated other comprehensive income	7,144
Other equity capital components	0

Total bank equity capital	133,663
Noncontrolling (minority) interests in consolidated subsidiaries	1,070

Total equity capital	134,733

Total liabilities, and equity capital	$1,266,125

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
David Hoyt
Michael Loughlin